Exhibit 10.1

NOTICE OF GRANT OF SHARE-BASED AWARDS

KEY EMPLOYEE – ALL EQUITY

To:	/$ParticipantName$/ (“Key Employee” or “Grantee”)

Nordson Corporation (the “Company” or “Nordson”) grants you, in accordance with the terms of the Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”) and this Notice (“Notice”) of Grant of Share-Based Award(s) (“Award”), the following Award(s):

Award Type	Date of Grant of Award	# of Options / Shares / Target Opportunity	Exercise Price	Vesting Date
Non-qualified Stock Option	/$GrantDate$/	/$AwardsGranted$/	$/$GrantPrice$/ per Share	Equal installments (25%) on each of the first four anniversary dates of the Grant Date.

Restricted Share Units	/$GrantDate$/	/$AwardsGranted$/	N/A	Equal installments (33%) on each of the first three anniversary dates of the Grant Date.

Performance Share Units[1] (FY__-___ Performance Share Incentive Award)	/$GrantDate$/	/$AwardsGranted$/ units (Target)[1]	N/A	October 31, 20__

I.	Terms of Award. See Appendix A to this Notice.

II.	Impact of Termination of Employment. See Appendix B to this Notice.

III.	Performance Objectives:

FY20___—FY20___ Performance Share Incentive Award. Your right to receive unrestricted Nordson Common Shares under your Performance Share Incentive Award is contingent upon achievement of the certain performance goals established by the Compensation Committee. The performance factors for the 20__-20__ performance period are diluted earnings per share growth (“EPS”), return on invested capital (“ROIC”), and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). EPS growth will be weighted 40%, ROIC 30% and EBITDA margin 30%.

[1]

Fractional Units will be subject to rounding conventions adopted by the Company from time to time; provided that in no event will the total Shares issued exceed the total Share Units granted under the award.

The performance measures for the first year of the three-year period have been determined, as noted below, and subsequent years’ performance measures will be established at the beginning of each fiscal year. Attainment will be determined at the end of the three-year performance period based on the average of performance achieved for each year. The final result will be modified based on relative total shareholder return (TSR) performance over the 3-year period as compared to the S&P 900 Selected peer group, consisting of the S&P Machinery, Industrial Conglomerates, and Electrical Equipment companies. To assess the modifier impact, the 30-day average share price of each company in the month preceding the start of the three-year period and for the final month of the three year period will be used to calculate TSR growth over the three-year performance period.

The performance measures for fiscal year 20__ are (weighting of the factor noted in parentheses) and payout are noted below:

[Performance Metrics]

Nordson’s TSR growth will be compared to the Selected peer groups TSR growth and Nordson’s final payout for the performance period shall be:

[TSR Metrics]

IV.	Miscellaneous Provisions:

A.	Forfeiture. All Awards are subject to forfeiture as provided in Appendix C, “Harmful Activity.”

B.

No Employment Contract. Nothing contained in this Notice shall confer upon you any right with respect to continuance of employment by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate your employment or adjust your compensation.

C.

Relation to Other Benefits. Any economic or other benefit to you under this Notice or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement, life insurance or other benefit or compensation plan maintained by the Company or a subsidiary unless expressly provided for in the respective plans.

D.

Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the awards; provided that, notwithstanding any other provision of this Notice, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any shares pursuant to this Notice if the delivery thereof would result in a violation of any such law or listing requirement.

E.

Amendments. Subject to the terms of the Plan, the Compensation Committee may modify this Notice upon written notice to you. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect your rights under this Notice without your consent unless the Compensation Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

F.

Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

G.

Relation to Plan. This Notice (along with Appendices A, B and C) is subject to the terms and conditions of the Plan and, together with the Plan, contain the entire understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used herein (and the related Appendices A, B and C) without definition shall have the meanings assigned to them in the Plan. The Plan may be viewed online in the Grant Documents section. The Plan and a Plan Summary may be viewed at SIAP Plan Documents.

H.

Successors and Assigns. The provisions of this Notice shall inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

I.	Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

J.

Electronic Delivery. You hereby consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. You have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. You also hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that your electronic response or signature is the same as, and shall have the same force and effect as your manual signature.

K.

Tax Withholding. To the extent the Company or any subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with a Stock Option exercise, the vesting of Restricted Shares or the vesting or settlement of Restricted Share Units or Performance Share Units, then the Company or subsidiary (as applicable) shall retain a number of shares otherwise deliverable or vested with a value equal to the required withholding (based on the Fair Market Value of the shares on the applicable date); provided that in no event shall the value of the shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.

Notwithstanding the foregoing, you may elect, in accordance with procedures adopted by the Company from time to time, to either (i) pay or provide for payment of the required tax withholding, or (ii) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to you; provided that the Company may require the use of one or both of these methods in the event that the Company or any subsidiary is required to withhold taxes at any time other than upon delivery or vesting of the Shares.

A Program Summary may be reviewed at SIAP Plan Documents. The Summary discusses key elements of the grants. The Summary does not address specific U.S. (state, local or federal) or foreign tax consequences of any grant.

You should seek your own investment, tax and legal advice to determine the effect any grant may have on your personal financial situation.

APPENDIX A:

KEY EMPLOYEE STOCK OPTION AWARD

Each Stock Option Award shall be subject to the following Terms of Grant, in addition to any terms and conditions set forth in the Notice and the Plan:

FY20___ Key Employee Stock Option Award

Form of Award	Non-Qualified Stock Option

Award Period	Fiscal Year 20__

Date of Grant of Award	/$GrantDate$/

Vesting Date	Equal installments (25%) on each of the first four anniversary dates of the Grant Date.

Exercise Price	Closing price of Nordson Common Shares on /$GrantDate$/.

Term	Each Stock Option shall expire on midnight (Eastern Time) of the tenth anniversary of the Date of Grant of Award.

Exercise of the Option

To the extent that the Stock Option becomes vested and exercisable, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of shares for which the Stock Option is being exercised, the intended manner of payment to cover the exercise price, taxes or any brokerage fees or commissions, and such other provisions as may be required by the Company or its designee. The vested Stock Option may be exercised prior to its expiration date, during the lifetime of the Key Employee, only by the Key Employee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Key Employee in a fiduciary capacity under state law and court supervision. If the Key Employee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Key Employee or by any person who has acquired this Stock Option directly from the Key Employee by will, bequest or inheritance but only to the extent that the Stock Option was vested and exercisable upon the Key Employee’s death.

The exercise price and taxes due as a consequence of the exercise are payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of vested shares (including by attestation) owned by the Key Employee having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by a reduction in the number of Common Shares to be received upon exercise of the Stock Option (in which case shares may be reduced only to satisfy the minimum withholding tax required by federal, state and local authorities, unless otherwise determined by the Compensation Committee, or (iv) by a combination of these methods.

Delivery of Shares	Subject to the terms and conditions contained in these Terms of Grant, shares shall be delivered to the Key Employee as soon as administratively practicable following the date the Key Employee (i) exercises the Stock Option in accordance with the procedures outlined above, (ii) makes full payment to the Company or its designee of the exercise price and (iii) makes arrangements satisfactorily to the Company (or any subsidiary, if applicable) for the payment of any required withholding taxes or brokerage fees/commissions related to the exercise of the Stock Option. The Key Employee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the shares until such shares have been delivered to the Key Employee.

Online Acceptance	You must accept this Award in accordance with the procedures established by the Company and the Plan administrator or this Notice may be cancelled by the Company, in its sole discretion.

FY20___ Key Employee Stock Option Award

Transferability

All Non-Qualified Stock Options shall be transferable and such options may be exercised by the transferee; provided, however, that (i) Non-Qualified Stock Options shall only be transferable to Family Members, trusts with third party trustees and for the sole benefit of Family Member beneficiaries, partnerships whose only partners are Family Members, and organizations exempt from income tax under §501(c)(3) of the Internal Revenue Code (provided, in this latter case, that all transferred Non-Qualified Stock Options must be vested); (ii) any such transfer must be without consideration (except when required by court order); (iii) once transferred, Non-Qualified Stock Options may not be further transferred by the transferee, except (a) by will or the laws of descent and distribution or (b) for a transfer by a trust or a partnership to a trust beneficiary or a partner, respectively; and (iv) the Company receives a copy of the document deemed necessary by the Compensation Committee establishing the validity of the transfer and requiring the transferee to accept and comply with the terms and conditions of the Non-Qualified Stock Option, the applicable Plan and any related Compensation Committee rules.

“Family Members” shall include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, nieces or nephews, including adoptive relationships.

In the event a Stock Option has been transferred, a Key Employee will be obligated to pay, on the date of exercise, all taxes associated with the exercise of the Stock Option. If the Key Employee fails to so pay all taxes associated with the exercise, such taxes will be paid by reducing the number of Common Shares to be received upon exercise.

Data Privacy	To administer the Plan, the Company may process personal data about Key Employee. Such data includes, but is not limited to, the information provided in this Notice and any changes thereto, other appropriate personal and financial data about Key Employee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Key Employee gives explicit consent to the Company to process any such personal data. Key Employee also gives explicit consent to the Company to transfer any such personal data outside the country in which Key Employee works or is employed, including, if Key Employee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

APPENDIX A:

KEY EMPLOYEE RESTRICTED SHARE UNIT AWARD

Each Restricted Share Unit Award shall be subject to the following Terms of Grant, in addition to any terms and conditions set forth in the Notice and the Plan:

FY20____ Key Employee Restricted Share Unit Award

Form of Award	Restricted Share Units

Award Period	Fiscal Year 20___

Effective Date of Grant of Award	/$GrantDate$/

Vesting Date	Equal installments (33%) on each of the first three anniversary dates of the Grant Date.

Payment of Vested Units	The Company will deliver the Common Shares underlining any vested Restricted Share Units (and pay in cash any vested dividend equivalent amounts described below) within 30 days after the date that such Restricted Share Units become vested. Notwithstanding the foregoing, to the extent that the your Restricted Share Units constitute a “deferral of compensation” payable upon your “separation from service” and you are a “specified employee” (within the meaning of Section 409A of the Code) at the time of such separation from service, payment of any vested Restricted Share Units shall be made, to the extent required by Section 409A of the Code, at least six months after your separation from service. Further, to the extent that the Restricted Share Units constitute a “deferral of compensation” within the meaning of Section 409A of the Code, payment of any vested Restricted Share Units pursuant to Section 21 of the Plan (relating to a Change in Control) shall be made within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (ii) your “separation from service” within the meaning of Section 409A of the Code; provided that payment to a “specified employee” within the meaning of Section 409A of the Code shall be made, to the extent required by Section 409A of the Code, at least six months after the specified employee’s separation from service.

Transferability	The Restricted Share Units may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Key Employee, except to the Company, by will or the laws of descent and distribution, or as may otherwise be permitted by the Plan, until the Restricted Share Units have vested and been settled in Common Shares. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units. Any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Share Units prior to such transfer.

Online Acceptance	You must accept this Award in accordance with the procedures established by the Company and the Plan administrator or this Notice may be cancelled by the Company, in its sole discretion.

FY20____ Key Employee Restricted Share Unit Award

Dividend, Voting and Other Rights	The Grantee shall have no rights of ownership in the Common Shares underlying the Restricted Share Units and shall have no right to dividends and no right to vote any such Common Shares until the date that the Restricted Share Units become vested and the Common Shares underlying such vested Restricted Share Units are delivered to the Key Employee. However, at each time from the Grant Date through the applicable vesting date that the Company pays a cash dividend to shareholders, the Company shall credit the Key Employee’s account hereunder with a dividend equivalent amount equal to the amount of such cash dividend per Common Share multiplied by the number of outstanding unvested Restricted Share Units on the dividend payment date. Any such dividend equivalent amount shall be accumulated and paid in cash (without interest) only at the time(s) and to the extent that the underlying Restricted Share Units become vested, subject to and conditioned upon Grantee’s continued employment with the Company until such time.

Data Privacy	To administer the Plan, the Company may process personal data about Key Employee. Such data includes, but is not limited to, the information provided in this Notice and any changes thereto, other appropriate personal and financial data about Key Employee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Key Employee gives explicit consent to the Company to process any such personal data. Key Employee also gives explicit consent to the Company to transfer any such personal data outside the country in which Key Employee works or is employed, including, if Key Employee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

APPENDIX A:

KEY EMPLOYEE PERFORMANCE SHARE UNIT INCENTIVE AWARD

Each Performance Share Unit Incentive Award shall be subject to the following Terms of Grant, in addition to any terms and conditions set forth in the Notice and the Plan:

FY20___ – FY 20___ Key Employee Performance Share Unit Incentive Award

Form of Award	Performance Share Units

Performance Period	Fiscal Year 20___—Fiscal Year 20___

Date of Grant of Award	/$GrantDate$/

Payment of Earned Units	Payment of any Performance Share Units that become earned will be made in the form of unrestricted Common Shares no later than 90 days after the end of the Performance Period. Notwithstanding the foregoing, payment of any Performance Share Units that become earned pursuant to Section 21 of the Plan (relating to a Change in Control) shall be paid within 60 days after they become earned; provided that if the Performance Share Units are considered a “deferral of compensation” within the meaning of Section 409A of the Code, then they shall be paid within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (ii) the end of the Performance Period.

Transferability	The Performance Share Units subject to the Notice are personal to the Key Employee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Key Employee until they become earned and settled; provided, however, that the Key Employee’s rights with respect to such Performance Share Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Share Units.

Online Acceptance	You must accept this Award in accordance with the procedures established by the Company and the Plan administrator or this Notice may be cancelled by the Company, in its sole discretion.

Dividend, Voting and Other Rights	The Key Employee shall have no rights of ownership in the Performance Share Units or in the shares related thereto and shall have no right to dividends or dividend equivalents and no right to vote Performance Share Units or the shares related thereto until the date on which the shares underlying the Performance Share Units are delivered to the Key Employee.

Data Privacy	In order to administer the Plan, the Company may process personal data about Key Employee. Such data includes, but is not limited to, the information provided in this Notice and any changes thereto, other appropriate personal and financial data about Key Employee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Key Employee gives explicit consent to the Company to process any such personal data. Key Employee also gives explicit consent to the Company to transfer any such personal data outside the country in which Key Employee works or is employed, including, if Key Employee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

APPENDIX B:

IMPACT OF TERMINATION ON AWARDS

The following table reflects the impact various termination of employment scenarios have on the grant of Awards to Key Employees.

Reason for Termination	Impact of Termination
DEATH & DISABILITY[1]	Stock Options	Restricted Share Units	Performance Share Units [2]
Vesting	Full vesting of all unvested stock options awarded (e.g., accelerated vesting).	Full vesting of all unvested Restricted Share Units.	Key Employee shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Key Employee would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Key Employee was employed during the Performance Period and the denominator of which is the number of days in the performance period.

Option Expiration Date	Midnight (Eastern Time) of the 10th anniversary of the grant date.	N/A	N/A

Reason for Termination	Impact of Termination
NORMAL RETIREMENT [3]	Stock Options	Restricted Share Units	Performance Share Units [2]
Vesting	Awards made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested stock options.

Awards made less than 12 months prior to termination date are forfeited;

All other unvested Restricted Share Units at the time of retirement will become vested and transferable, subject to the consent of the Compensation Committee.

Key Employee shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Key Employee would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Key Employee was employed during the performance period and the denominator of which is the number of days in the performance period.

Option Expiration Date	Midnight (Eastern Time) of the 10th anniversary of the grant date.	N/A	N/A

Reason for Termination	Impact of Termination
EARLY RETIREMENT[4]	Stock Options	Restricted Share Units	Performance Share Units [2]
Vesting	Awards made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested stock options.

Awards made less than 12 months prior to termination date are forfeited;

For all other unvested Restricted Share Units at the time of retirement, a pro-rated number of such unvested Restricted Share Units will become vested, subject to the consent of the Compensation Committee, in an amount equal to the product of (i) the total number of shares of Restricted Share Units multiplied by (ii) a fraction the numerator of which is the number of full months that have elapsed since the date of award and the denominator of which is the number of full months of the full restriction period (rounded to the nearest whole number).

The Compensation Committee may, in its discretion, waive the forfeiture of any or all such remaining Restricted Share Units.

Key Employee shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Key Employee would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Key Employee was employed during the performance period and the denominator of which is the number of days in the performance period.

Option Expiration Date	Earlier of (i) the 5th anniversary of the date of termination or (ii) midnight (Eastern Time) of the 10th anniversary of the grant date.	N/A	N/A

Reason for Termination	Impact of Termination
VOLUNTARY RESIGNATION OR INVOLUNTARY TERMINATION (other than a violation of the Company’s Code of Ethics and Business Conduct)	Stock Options	Restricted Share Units	Performance Share Units [2]

Vesting	All unvested options are forfeited as of the termination date.	All unvested Restricted Share Units will be forfeited as of the date of termination; except that the Committee may, in its discretion, waive the automatic forfeiture of, and the restrictions on, any or all such Restricted Share Units.	All unvested performance share units are forfeited; except that the Committee may, in its discretion, waive the automatic forfeiture of, and the restrictions on, any or all such shares.

Option Expiration Date	Earlier of (i) 90 days after the date of termination or (ii) midnight (Eastern Time) of the 10th anniversary of the grant date.	N/A	N/A
INVOLUNTARY TERMINATION DUE TO A VIOLATION OF THE COMPANY’S CODE OF ETHICS AND BUSINESS CONDUCT	Stock Options	Restricted Share Units	Performance Share Units [2]

Vesting	All vested and unvested options are forfeited as of the termination date.	All unvested Restricted Share Units will be forfeited as of the date of termination.	All unvested performance share units are forfeited.

Option Expiration Date	On the termination date.	N/A	N/A

1.

Death and Disability: defined as a physical or mental impairment, due to accident or illness that renders a Key Employee incapable of performing the duties of their normal occupation, as determined by management. Management may, in its discretion, require that the existence of the disability be verified by a physician approved by management.

2.	Achievement of performance levels will be verified by the Compensation Committee and payouts, if any, will be remitted following the conclusion of a performance period.
3.	Normal Retirement is defined as at or after age 65 and with no less than 5 years of service as determined by the Company.
4.	Early Retirement is defined as no earlier than age 55 but before age 65 and with no less than 5 years of service as determined by the Company.

APPENDIX C

Harmful Activity

If a Key Employee engages in any Harmful Activity (as defined below) prior to or within one year after termination of employment with Nordson Corporation (“Nordson” or the “Company”), then (a) any Covered Grant (as defined below) held by a Key Employee that has vested, (b) any Profits (as defined below) realized by a Key Employee or any transferee of Key Employee upon the exercise of any Covered Grant, and (c) any Profits realized upon the sale of any vested shares of a Covered Grant on or after one year prior to the date of termination of employment with the Company shall inure to the Company. The aforementioned restriction shall not apply in the event that employment with the Company is terminated under the provisions of any employment agreement between the Company and a Key Employee, which agreement becomes operative upon a Change in Control of the Company, or termination of employment under circumstances in which a Key Employee is entitled to severance benefits or salary continuation or similar benefits under a severance or separation pay plan.

If any vested shares of a Covered Grant, or any Profits realized upon the exercise of any Covered Grant inure to the benefit of the Company in accordance with the first sentence of the previous paragraph, a Key Employee shall provide all such forfeited shares and pay all such Profits to the Company within 30 days after first engaging in any Harmful Activity and all Awards that have not yet vested and all unexercised Covered Grants shall immediately be forfeited and canceled. Determination as to whether a Key Employee engaged in Harmful Activity prior to or within one year after termination of employment with the Company shall be at the Compensation Committee’s discretion and such determination shall be final and conclusive.

“Harmful Activity” shall deemed to have occurred if a Key Employee engages in one or more of the following:

a)

Use, publish, sell, trade or otherwise disclose Non-Public Information (defined below) of the Company unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to the Company;

b)

After written notice from the Company, fail to return to the Company any document, data, or thing in Key Employee’s possession or to which Key Employee has access that may involve Non-Public Information of the Company;

c)

After notice from the Company, fail to assign to the Company all right, title, and interest in and to any confidential or non-confidential Intellectual Property which Key Employee created, in whole or in part, during employment with the Company, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property;

d)

After notice from the Company, fail to agree to do any acts and sign any document reasonably requested by the Company to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which Key Employee created, in whole or in part, during employment with the Company, including, without limitation, the signing of patent applications and assignments thereof;

e)	Upon Key Employee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicit or entice for employment or hire any employee of the Company;

f)

Upon Key Employee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, call upon, solicit, or do business with (other than business which does not compete with any business conducted by the Company) any customer of the Company that Key Employee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at the Company unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom a Key Employee should have reasonably known was a customer of the Company;

g)

Upon Key Employee’s own behalf or upon the behalf of any other person or entity that competes or plans to compete with the Company, engage in any business activity in competition with the Company in the same or a closely related activity that Key Employee was engaged in for the Company during the one-year period prior to the termination of employment;

h)	Engage in behavior that violates any non-competition provision of an agreement between Key Employee and the Company; or

i)	Engage in behavior that violates the Company’s Code of Ethics and Business Conduct.

“Covered Grant” means any stock option award (“Stock Option Award”), restricted share unit or stock award, performance share incentive award, and annual cash incentive award granted by the Compensation Committee or the Chief Executive Officer pursuant to the Nordson Corporation 2021 Stock Incentive and Award Plan.

“Intellectual Property” means any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing.

“Non-Public Information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., Key Employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as the Company, and that of its customers or suppliers, and that are not generally known by the public.

“Profit” means, with respect to any Stock Option Award, the spread between the fair market value of a share on the date of exercise and the exercise price of the Stock Option Award, multiplied by the number of shares exercised under Stock Option Award.

Accepted on: /$CurrentDate$/